Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
June 30, 2006
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $1,850 million
Debtors’ Attorneys:
John Wm. Butler Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: July 31, 2006	/s/ JOHN D. SHEEHAN

John D. Sheehan
Vice President and Chief Restructuring Officer, and Chief Accounting Officer

(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
(1) The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number

Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

		Year to Date
	Month Ended	January 1 to
	June 30, 2006	June 30, 2006
	(in millions)
Net sales:
General Motors and affiliates	$960	$5,422
Other customers	618	3,620
Intercompany non-Debtor subsidiaries	54	308

Total net sales	1,632	9,350

Operating expenses:
Cost of sales, excluding items listed below	3,360	11,164
Selling, general and administrative	68	524
Depreciation and amortization	54	323

Total operating expenses	3,482	12,011

Operating loss	(1,850)	(2,661)
Interest expense (contractual interest expense was $42 million and $260 million, respectively)	(30)	(178)
Other income (expense), net	2	(4)

Loss before reorganization items, income taxes and equity income	(1,878)	(2,843)
Reorganization items	(4)	(25)
Income tax expense	(3)	(7)
Equity income from non-consolidated subsidiaries, net of tax	6	26
Equity income from non-Debtor subsidiaries, net of tax	20	214

Net loss	$(1,859)	$(2,635)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

June 30, 2006
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$850
Restricted cash	75
Accounts receivable, net:
General Motors and affiliates	1,896
Other third parties	1,503
Non-Debtor subsidiaries	325
Notes receivable from non-Debtor subsidiaries	352
Inventories, net:
Productive material, work-in-process and supplies	901
Finished goods	316
Prepaid expenses and other	335

Total current assets	6,553

Long-term assets:
Property, net	2,601
Goodwill	152
Other intangible assets, net	40
Pension intangible assets	871
Investments in non-Debtor subsidiaries	3,418
Other	705

Total assets	$14,340

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Notes payable and secured debt in default	$2,497
Accounts payable	1,308
Accounts payable to non-Debtor subsidiaries	376
Accrued liabilities	1,067

Total current liabilities	5,248

Long-term liabilities not subject to compromise:
Debtor-in-possession financing	250
Employee benefit plan obligations and other	752

Total long-term liabilities	1,002

Liabilities subject to compromise	16,867

Total liabilities	23,117

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,755
Accumulated deficit	(9,064)
Minimum pension liability, Debtors only	(2,308)
Accumulated other comprehensive loss, including minimum pension liability of non-Debtor subsidiaries	(114)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(8,777)

Total liabilities and stockholders’ deficit	$14,340

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from Debtor group)

Month Ended
June 30, 2006
(in millions)
Cash flows from operating activities:
Net loss	$(1,859)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54
Pension and other postretirement benefit expenses	1,685
Equity income from unconsolidated subsidiaries, net of tax	(6)
Equity income from non-Debtor subsidiaries, net of tax	(20)
Reorganization items	4
Changes in operating assets and liabilities:
Accounts receivable, net	(68)
Inventories, net	(4)
Prepaid expenses and other	(53)
Accounts payable, accrued and other long-term liabilities	181
Pension contributions	(1)
Other postretirement benefit payments	(23)
Receipts (payments) for reorganization items, net	(7)
Other	(27)

Net cash used in operating activities	(144)

Cash flows from investing activities:
Capital expenditures	(30)
Proceeds from sale of property	3
Other	(1)

Net cash used in investing activities	(28)

Cash flows from financing activities:
Proceeds advanced under bank overdraft	5
Repayments of borrowings under other debt	(1)

Net cash provided by financing activities	4

Decrease in cash and cash equivalents	(168)
Cash and cash equivalents at beginning of period	1,018

Cash and cash equivalents at end of period	$850

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General – Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases – On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. The composition of the creditors’ committee was subsequently changed. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases. The equity committee’s composition was also later changed.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. In addition, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear. All creditors of the debtor are entitled to attend a section 341 meeting. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
2. Basis of Presentation
     Condensed Combined Debtor-in-Possession Financial Statements – The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed combined financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated subsidiaries in the attached financial statements and as such, their net income (loss) is included as “Equity income from non-Debtor subsidiaries, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does require, however, that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
U.S. GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2005 Annual Report on Form 10-K that was filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, and payables.
     General Motors and Affiliates – Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated subsidiaries (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Property – Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Special Attrition Program – On March 22, 2006, Delphi, GM and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) agreed on a special attrition program, and on May 5, 2006, the Court entered an order approving the motion with certain modifications. The order was subsequently amended on May 12, 2006. The special attrition program offers, among other things, certain eligible Delphi U.S. hourly employees represented by the UAW normal and early voluntary retirements with a lump sum incentive payment of $35,000, which is being paid by GM. The program also provides a pre-retirement program and transfer to and retirement from GM. Approximately 14,500 U.S. hourly employees represented by the UAW were eligible to participate in the program and approximately 12,500 employees elected to participate. On June 9, 2006, Delphi, GM, and the UAW subsequently agreed on a supplemental agreement that will expand the special attrition program to include a pre-retirement program for employees with 26 years of credited service and provide buyouts for UAW-represented hourly employees. This supplemental agreement also includes buyout payments which, depending on the amount of seniority or credited service, would range from $40,000 to $140,000. GM has agreed to pay one-half of these buyout amounts. The supplemental agreement was approved by the Court on June 29, 2006 and on July 7, 2006, the Court entered an order approving the motion. The application period for eligible employees to elect an option under the supplemental agreement ends September 15, 2006.
     On June 16, 2006, Delphi, GM, and the Industrial Division of the Communication Workers of America, AFL-CIO, CLC (“IUE-CWA”) reached agreement on the terms of a special attrition program which mirrors in all material respects the UAW special attrition program taken together with the UAW supplemental agreement. GM has agreed to pay the incentive payment of $35,000 and to pay one-half of the buyout payments, except for employees at Delphi’s New Brunswick operations, with respect to whom previously agreed upon terms apply. The IUE-CWA special attrition program was approved by the Court on June 29, 2006 and on July 7, 2006, the Court entered an order approving the motion. Approximately 3,200 U.S. hourly employees represented by the IUE-CWA are eligible to participate in the retirement, including the pre-retirement, program while the remainder of the approximately 7,900 employees represented by the IUE-CWA are eligible for buyout payments. As of June 30, 2006, approximately 385 employees had elected to participate. The application period for eligible employees to elect an option under the special attrition program ends August 9, 2006.
     The Debtors have recorded postemployment wage and benefit charges in “Cost of Sales” of approximately $180 million during June 2006 and $392 million year to date for the pre-retirement and buyout portions of the cost of the special attrition programs for UAW and IUE-CWA-represented hourly employees. In addition, the Debtors recorded a net pension and postemployment benefit curtailment charge in “Cost of Sales” of $1.56 billion in June 2006, primarily due to reductions in anticipated future service as a result of the retirements. The Debtors expect to incur additional pension and postemployment benefit curtailment charges as additional employees elect to participate in the special attrition program.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     As a result of the special attrition program, the Debtors determined that previously recorded accruals for postemployment benefits, representing the future cash expenditures expected during the period between the idling of affected employees and the time when such employees are redeployed, retire, or otherwise terminate their employment, were no longer necessary and accordingly were released. The Debtors have recorded credits in “Cost of Sales” of approximately $18 million during June 2006 and $103 million year to date as a result of the release of previously recorded postemployment benefit accruals.
     As discussed above, GM agreed to pay the lump sum incentive payments of $35,000 per eligible employee, and one-half of the buyout payments ranging from $40,000 to $140,000 per eligible employee, depending on the amount of seniority or credited service. However, since all of the underlying employee payroll and related data resides in the Debtors’ recordkeeping systems, Delphi in conjunction with GM determined that the most practical and expeditious way to make these payments timely would be for the Debtors to pay their employees directly and invoice GM for reimbursement of the amounts paid. An agreement between Delphi and GM has been drafted and currently anticipates payment terms of 10 business days, the intent of which is to allow GM adequate time to review the invoice and detailed supporting employee payroll and related documentation. This agreement is expected to be executed before the submission of the July Monthly Operating Report. As of June 30, 2006, all amounts paid to employees had been reimbursed by GM, with the exception of a $3.4 million related employer payroll taxes, which is still within the allowable 10 business day review period.
     Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes – Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
3. Debtor-in-Possession (“DIP”) Financing
     On October 14, 2005, Delphi entered into a Revolving Credit, Term Loan and Guaranty Agreement (the “DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders. The DIP Credit Facility consists of a $1,750 million revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). The DIP Credit Facility contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
     On October 27, 2005, Delphi entered into the First Amendment to the DIP Credit Facility (the “First Amendment”). Under the terms of the First Amendment the Company has agreed, among other things, to mandatory prepayments from Asset Sales and Recovery Events (each as defined in the First Amendment). The First Amendment also modified the terms of the Borrowing Base (as defined in the DIP Credit Facility) computation, which limits the amount outstanding under the DIP Loans at any one time.
     On October 28, 2005, the Court granted, on a final basis, the Debtors’ motion for approval of the DIP financing order. The DIP financing order granted final approval of the DIP Credit Facility, as amended, and final approval of an adequate protection package for certain prepetition facilities. Following approval of the final DIP financing order, the Debtors have access to $2 billion in DIP financing subject to the terms and conditions set forth in the DIP financing documents, as amended, and $2.5 billion under certain prepetition facilities, for a total financing of $4.5 billion.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     On November 21, 2005, Delphi entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) which, among other things, adds new lenders to the DIP Credit Facility, increases the interest rate that was provided under the DIP Credit Facility, and alters the provisions regarding future amendments. The Amended DIP Credit Facility carries an interest rate at the option of Delphi of either (i) the Administrative Agent’s Alternate Base Rate (as defined in the Amended DIP Credit Facility) plus 1.75% or (ii) 2.75% above the Eurodollar base rate, which is the London Interbank Borrowing Rate (“LIBOR”). The LIBOR interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Amended DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the DIP Loans. The Amended DIP Credit Facility will expire on the earlier of October 8, 2007 and the date of substantial consummation of a Reorganization Plan that is confirmed pursuant to an order of the Court. Borrowings under the Amended DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     Also on November 21, 2005, the $250 million term loan was funded and the Company elected to pay interest at LIBOR plus 2.75% for a six month period. On May 22, 2006 the Company elected to pay interest at LIBOR plus 2.75% for a one month period and has continued to elect LIBOR plus 2.75% for a one month period each subsequent monthly period. As of June 30, 2006, there were no amounts outstanding under the DIP revolving facility, but the Company had approximately $75 million in letters of credit outstanding under the DIP revolving facility as of that date.
4. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

		Year to Date
	Month Ended	January 1 to
	June 30, 2006	June 30, 2006
	(in millions)
Professional fees directly related to reorganization	$(11)	$(67)
Interest income	6	39
Gain on settlement of prepetition liabilities	1	3

Total Reorganization Items	$(4)	$(25)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, unsecured creditors, secured creditors, and unions. Professional Fees for the month ended June 30, 2006 were estimated by the Debtors and will be reconciled to actual invoices when received.
5. Liabilities Subject To Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date. The bar date is the date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings must be filed if the claimants wish to receive any distribution in the chapter 11 cases. On April 17, 2006, the Debtors commenced
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
notification, including publication, to all known actual and potential creditors informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors will be investigated and, if necessary, the Court will make the final determination as to the amount, nature, and validity of claims. The determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance, or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to the Court’s order.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Liabilities subject to compromise consist of the following:

June 30, 2006
(in millions)
Pension obligations	$5,313
Postretirement obligations other than pensions	6,675
Debt and notes payable	2,461
Accounts payable	831
Other	1,587

Total Liabilities Subject to Compromise	$16,867

6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED JUNE 30, 2006

	Employee Payroll Taxes	Employer Payroll
Gross Wages Paid	Withheld	Taxes Owed

$380,961,762	$115,294,516	$31,203,097

Note:	As disclosed in Note 2 “Basis of Presentation – Special Attrition Program,” certain eligible Delphi U.S. hourly employees represented by the UAW elected normal and early voluntary retirements and received lump sum incentive payments of $35,000 each. These payments were made by Delphi and reimbursed by GM, and are included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED JUNE 30, 2006

Payee	Payroll Taxes Paid

Internal Revenue Service	$120,816,786
State of Michigan	5,377,975
City of Flint, MI	119,906
City of Saginaw, MI	97,717
City of Grand Rapids, MI	10,506
City of Detroit, MI	3,418
City of Walker, MI	2,726
City of Pontiac, MI	489
City of Lansing, MI	90
State of Ohio	3,290,896
City of Dayton, OH	272,226
City of Kettering, OH	131,023
City of Moraine, OH	124,464
City of Warren, OH	101,869
City of Vandalia, OH	60,388
Ohio School District	28,336
City of Columbus, OH	19,100
City of Rita, OH	13,730
City of Hubbard, OH	5,391
City of Huron, OH	4,189
City of Trotwood, OH	3,435
City of Dublin, OH	2,088
City of Lordstown, OH	956
City of Springfield, OH	796
City of Toledo, OH	734
City of Cincinnati, OH	336
City of Xenia, OH	245
City of Akron, OH	164
City of Fairfield, OH	140
City of Canton, OH	109
City of Mansfield, OH	87
City of W Carrollton, OH	32
State of New York	2,186,824
State of Indiana	1,563,673
Allen County, IN	90
State of Alabama	477,410
City of Gadsden, AL	12,769
State of Mississippi	468,103
State of Wisconsin	406,123
State of Georgia	237,566
State of California	97,935
State of Oklahoma	66,965
State of New Jersey	52,751
State of Pennsylvania	45,568
State of Illinois	23,526
State of Colorado	21,366
City of Denver, CO	238
State of Kansas	12,376
State of South Carolina	11,679
State of Maryland	3,131
State of Missouri	2,990
State of Kentucky	2,788
State of North Carolina	2,511
State of Virginia	2,441
State of Oregon	1,551
State of Connecticut	1,497
State of Louisiana	898
State of Arizona	894
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED JUNE 30, 2006

Payee	Payroll Taxes Paid

State of Arkansas	650
State of Minnesota	562
City of Philadelphia, PA	264
State of Delaware	247
State of Texas	127
City of Towamencin, PA	36
State of West Virginia	1
Country of Switzerland	6,035
Inland Revenue Service (UK)	554

Total	$136,202,486

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED JUNE 30, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Ohio Department of Treasury	Use	$443,703	$443,703
Michigan Department of Treasury	Use	259,968	259,968
Indiana Department of Revenue	Use	199,667	199,667
New York Department of Taxation & Finance	Use	119,433	119,433
Mississippi Tax Commission	Use	76,202	76,202
Wisconsin Department of Revenue	Use	40,126	40,126
Limestone County, Alabama (Payee ALATAX — Tax Trust Account)	Use	36,515	36,515
New Jersey Sales Tax Division	Use	31,590	31,590
Texas Comptroller of Public Accounts	Use	22,899	22,899
Georgia Sales Tax Division	Use	7,382	7,382
Gadsden City, Alabama (Payee ALATAX — Tax Trust Account)	Use	5,991	5,991
Etowah County, Alabama (Payee LGREC Inc.)	Use	1,405	1,405
Tuscaloosa County, Alabama	Use	469	469
Colorado Dept of Revenue	Use	351	351
Tuscaloosa, Alabama	Use	37	37
Mississippi Office of Revenue	Income	193,750	193,750
Kentucky Department of Revenue	Income	105,000	105,000
State of New Jersey — Division of Taxation	Income	31,000	31,000
New York State Corporation Tax	Income	15,000	15,000
Pennsylvania Department of Revenue	Income	13,000	13,000
Wisconsin Department of Revenue	Income	8,000	8,000
Swiss Federal Taxing Authority	Income	6,752	6,752
Czech Republic	Income	1,148	1,148
Alabama Department of Revenue	Income	1,000	1,000
Ohio Department of Treasury	Kilowatt Hour	69,532	69,532
Franklin County, Indiana	Real Property	39,535	39,535
Henry County, Indiana	Real Property	4,168	4,168
Alabama Department of Revenue	Consumer’s Use	37,779	37,779
Internal Revenue Service	Federal Excise	34,000	34,000
Alabama Department of Revenue	Seller’s Use	31,122	31,122
Oklahoma Tax Commission	Franchise	20,100	20,100
Pennsylvania Department of Revenue	Franchise	10,500	10,500
State of Michigan	Single Business	30,000	30,000
Internal Revenue Service	Withholding (non-payroll)	21,000	21,000
State of California Board of Equalization	Sales & Use	3,000	3,000
South Carolina Department of Revenue	Sales & Use	86	86
Canada Customs and Revenue Agency	Goods & Services	1,747	1,747
St. Joseph County, Indiana	Personal Property	835	835
Henry County, Indiana	Personal Property	364	364
San Diego County, California	Personal Property	195	195
Lynchburg, Virginia	Personal Property	179	179
Pulaski, Tennessee	Personal Property	54	54
Hingham, Massachusetts	Personal Property	14	14
Franklin County, Indiana	Personal Property	2	2
Connecticut Commissioner of Revenue Services	Franchise	700	700
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED JUNE 30, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Colorado Dept of Revenue	Utility	203	203
Colorado Dept of Revenue	Sales	21	21

Total		$1,925,524	$1,925,524

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected, and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor subsidiaries. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor subsidiaries. The foreign withholding taxes are required to be withheld by the foreign non-Debtor subsidiaries and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor subsidiaries when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED JUNE 30, 2006

	Case
Debtor Name	Number	Amount (4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	4,011,144
Delphi Medical Systems Texas Corporation	05-44511	1,822,726
Delphi Medical Systems Corporation	05-44529	1,621,627
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	391,961
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	5,033,244
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	11,414,164
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	7,348,404
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	98,033
Delphi International Services, Inc.	05-44583	7,669,283
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	99,510
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	8,414,485
Delphi Diesel Systems Corporation	05-44612	34,456,588
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	195,612
Delphi Integrated Service Solutions, Inc.	05-44623	271,137
Delphi Connection Systems	05-44624	8,248,246
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	234,661,636
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	161,072,382
Delphi Automotive Systems LLC	05-44640	1,946,751,422
Delphi Furukawa Wiring Systems LLC	05-47452	31,641
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	659,064

(4)	Operating expenses for the month ended June 30, 2006 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)